UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  May 15, 2008

                         American Airlines, Inc.                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-2691                                      13-1502798           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

American Airlines, Inc. (“American”), as the borrower, and AMR Corporation (“AMR”), as guarantor, previously entered into Amended and Restated Credit Agreement (the “Credit Agreement"), dated as of March 27, 2006, with Citicorp USA, Inc., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and a syndicate of lenders arranged by Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book-running managers.  The loan facilities under the Credit Agreement consist of an undrawn $255 million secured revolving credit facility with a final maturity on June 17, 2009 and a fully drawn $440 million secured term loan facility with a final maturity on December 17, 2010.

The Credit Agreement contains a covenant (the “EBITDAR Covenant”) requiring AMR to maintain, for specified periods, a minimum ratio of cash flow (defined as consolidated net income, before dividends, interest expense (less capitalized interest), income taxes, depreciation and amortization and rentals, adjusted for certain gains or losses and non-cash items) to fixed charges (comprising interest expense (less capitalized interest) and rentals).  Prior to the amendment of the Credit Agreement described below, the minimum ratios for the four quarter periods ending as of specified dates were as set forth below:

Four Quarter Period Ending                                                                                                  Minimum Ratio

June 30, 2008                                                                                   1.40:1.00
September 30, 2008                                                                                       1.40:1.00
December 31, 2008                                                                                 1.40:1.00
March 31, 2009                                                                                1.40:1.00
June 30, 2009 (and each
fiscal quarter thereafter)                                                                                        1.50:1.00

American and AMR have entered into an amendment to the Credit Facility (the “Amendment”), dated as of May 15, 2008.  Pursuant to the Amendment (1) compliance with the EBITDAR Covenant was irrevocably waived for all periods ending on any date from (and including) June 30, 2008 through March 31, 2009 and (2) the EBITDAR Covenant was amended to provide that thereafter, AMR is required to maintain, for each period specified below, a ratio of cash flow to fixed charges of not less than the amount specified below for such period.

Period                                                                          Minimum Ratio

Quarter ending June 30, 2009                                                                                                0.90:1.00
Two quarters ending September 30, 2009                                                                                     0.95:1.00
Three quarters ending December 31, 2009                                                                                   1.00:1.00
Four quarters ending March 31, 2010                                                                                           1.05:1.00
Four quarters ending June 30, 2010                                                                                              1.10:1.00
Four quarters ending September 30, 2010                                                                                    1.15:1.00

No other changes to the Credit Agreement were effected by the Amendment.  American paid certain fees to the lenders under the Credit Agreement in connection with obtaining the Amendment, as provided in Section 3(iii) of the Amendment, and certain other fees to Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.  The Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1.

American and AMR have a number of other commercial relationships with the lenders and other parties to the Credit Agreement.  From time to time, several of such lenders and parties or their affiliates perform investment banking and advisory services for, and furnish general financing and banking services to, American, AMR and their affiliates.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 Amendment No. 2 Dated as of May 15, 2008 to Amended and Restated Credit Agreement Dated March 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  May 16, 2008

EXHIBIT INDEX

Exhibit    Description

99.1	Amendment No. 2 Dated as of May 15, 2008 to Amended and Restated Credit Agreement Dated March 27, 2006